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                                  EXHIBIT 23.2

              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AirNet Communications Corporation 1999 Equity Incentive Plan, of our report dated March 6, 1998 with respect to the consolidated financial statements of AirNet Communications Corporation included in its Prospectus filed with the Securities and Exchange Commission on December 7, 1999 pursuant to Rule 424(b).




                                                      /s/ Ernst & Young LLP
                                                      --------------------------
                                                       Ernst & Young LLP


Orlando, Florida
March 1, 2000